Brussels                                                             EXHIBIT 5.1
CHICAGO
DENVER
Detroit
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH


                      [FORM OF LEGAL OPINION TO BE ISSUED]

                              ______________, 2002


Eonnet Media, Inc.
6925 112th Circle North, Suite 101
Largo, Floirda 33773



Ladies and Gentlemen:

This firm has acted as counsel to Eonnet Media, Inc., a Florida corporation (the "Company"), in connection with its Post-Effective Amendment No. 4 to Form SB-2 ("Registration Statement") (File No. 333-80475) relating to the sale by the Company of up to 1,000,000 of the Company's common stock, $.01 par value and a free stock offering of up to 200,000 shares of the Company's common stock, $.01 par value (the "Shares"), and the sale by the Company of 100,000 Common Stock Warrants, no par value (the "Warrants").

For purposes of rendering this opinion, we have examined and relied upon the original or a copy, certified to our satisfaction, of (1) the Articles of Incorporation and Bylaws of the Company, (2) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares, the Warrants and related matters, (3) the Registration Statement and exhibits thereto, and (4) such other documents and instruments as we have deemed necessary or appropriate to render the opinions expressed in this letter. In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of all such copies.

Based solely upon the foregoing examination, we are of the opinion that (1) the Shares to be sold by the Company pursuant to the Registration Statement, when issued and delivered in accordance with the Underwriting Agreement (a form of which has been filed as Exhibit 1.1 to the Registration Statement), will be validly issued, fully paid and nonassessable, (2) the Shares of Common Stock issuable upon exercise of the Warrants, when exercised in accordance with their terms, will be validly issued, fully paid and nonassessable.


FOLEY & LARDNER                      WRITER'S DIRECT LINE   CLIENT/MATTER NUMBER
100 North Tampa Street, Suite 2700      813.225.4132            065279-0101
Tampa, Florida  33602-5810
P.O. Box 3391                        EMAIL ADDRESS
Tampa, Florida  33601-3391           svazquez@foleylaw.com      005.228444.1

TEL: 813.229.2300
FAX: 813.221.4210
www.foleylardner.com

Eonnet Media, Inc.
________________, 2002
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. Nothing in this letter shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.


                                       Very truly yours,

                                       /s/ Foley & Lardner

                                       Foley & Lardner